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Exhibit 99.1

Austins caption

CONFIDENTIAL DRAFT FOR REVIEW

NEWS RELEASE	THIS IS A JOINT RELEASE FROM
For additional information, contact:	AUSTINS AND FOUR
Robyn Mabe CFO	CONCERNED SHAREHOLDERS
(540) 345-3195

SETTLEMENT ENDS WESTERN SIZZLIN CONFLICT

ROANOKE, VA., (September 27, 2002)—The Board of Directors of Austins Steaks & Saloon, Inc. (OTC Bulletin Board: STAK), the parent company of The WesterN SizzliN Corporation, and four shareholders, Titus W. Greene, Thomas Cliett, Thomas M. Hontzas, and Charles W. Mantooth have reached an agreement that ends the conflict over composition of the Board of Directors. Each side said the agreement is in the best interest of Austins/WesterN SizzliN and its shareholders. The details of the agreement are contained in a Form 8-K to be filed with the Securities and Exchange Commission on September 27, 2002.

        WesterN SizzliN is the oldest family-style steak house in America, observing its 40th anniversary. Austins Steaks & Saloon, Inc. has 203 franchised restaurants in 24 states under the names of WesterN SizzliN, WesterN SizzliN Wood Grill, Great American Steak & Buffet Company and Austins Steakhouses.

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  Exhibit 99.1